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                                                                    EXHIBIT 23.1





                        CONSENT OF KPMG PEAT MARWICK LLP



The Board of Directors and Shareholders
Sybron International Corporation:


We consent to incorporation by reference in this registration statement on Form S-3 of Sybron International Corporation of our report dated November 8, 1996, relating to the consolidated balance sheets of Sybron International Corporation and subsidiaries as of September 30, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1996, and related financial statement schedule, which report appears in the September 30, 1996 annual report on Form 10-K of Sybron International Corporation.


                                                       /s/ KPMG Peat Marwick LLP

                                                           KPMG Peat Marwick LLP


Milwaukee, Wisconsin
July 18, 1997



                                     EI-2